                                                                    EXHIBIT 23.7

                     CONSENT OF PERSON TO BECOME A DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any reference to me as a person nominated to become a director of BrightStar Information Technology Group, Inc. ("BrightStar") in the Prospectus constituting a part of BrightStar's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act, and any amendments thereto.

Dated: April 9, 1998

                                          /s/ WILLIAM H. SITTER
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                                          William H. Sitter